Exhibit 99.1

Blucora Announces Third Quarter 2021 Results

DALLAS, TX — November 4, 2021 — Blucora, Inc. (NASDAQ: BCOR), a leading provider of technology-enabled, tax focused financial solutions, today announced financial results for the third quarter ended September 30, 2021.
Third Quarter Highlights and Recent Developments
•Total revenue for the quarter was $174.2 million
•GAAP Net Loss of $27.8 million, or $(0.57) per diluted share
•Non-GAAP Net Loss of $12.8 million, or $(0.26) per diluted share
•Total client assets ended the quarter up 14% year-over-year to $86.6 billion, with $39.8 billion, or 45.9% in advisory assets
•Advisory assets increased 23% year-over-year, including approximately $5.4 billion in Avantax Planning Partners (“APP”) assets
•Preliminary outlook for the tax software segment projects revenue growth of between 14% and 18% from the mid-point of our 2021 full-year guidance. Preliminary outlook for operating income for full year 2022 of between $98 million and $106 million, which would be an all-time high
•In late August, we completed the acquisition of Headquarters Advisory Group, LLC and on November 2nd, we announced the completed acquisition of Warner Finance, both were existing FPs, which continues to expand the nationwide footprint of Avantax’s in-house RIA

“We believe that continued execution of our strategy will drive long-term sustainable growth within both of our segments. It’s great to see the progress that our team is making in delivering ongoing improvements in the experiences for our Financial Professionals and customers” commented Chris Walters, Blucora’s President and Chief Executive Officer. Mr. Walters continued, “Our progress is highlighted by the strong 2022 tax software segment outlook that we’ve shared today.”
Summary Financial Performance: Q3 2021
($ in millions, except per share amounts)

	Q3 2021	Q3 2020	Change
Revenue:
Wealth Management	$169.1	$135.9	24%
Tax Software	5.0	39.4	(87)%
Total Revenue	$174.2	$175.4	(1)%
Segment Operating Income (Loss)
Wealth Management	$19.6	$17.5	12%
Tax Software	(13.9)	16.2	(185)%
Total Segment Operating Income	$5.7	$33.7	(83)%
Unallocated Corporate-Level General and Administrative Expenses	$(6.5)	$(6.7)	3%
GAAP:
Operating Income (Loss)	$(20.3)	$1.0	(2,102)%
Net Loss	$(27.8)	$(26.2)	(6)%
Diluted Net Loss Per Share	$(0.57)	$(0.55)	(4)%
Non-GAAP: (1)
Adjusted EBITDA	$(0.8)	$27.0	(103)%
Net Income (Loss)	$(12.8)	$15.1	(185)%
Net Income (Loss) per Share - diluted	$(0.26)	$0.31	(184)%
_________________________
(1)See reconciliations of all non-GAAP to GAAP measures presented in this release in the tables below.

Full Year 2021 Outlook

($ in millions, except per share amounts)	Prior Outlook	Current Outlook
Wealth Management Revenue	$631.5 - $649.5	$645.0 - $650.0
Tax Software Revenue	$223.5 - $226.5	$225.5 - $226.5
Total Revenue	$855.0 - $876.0	$870.5 - $876.5
Wealth Management Segment Operating Income	$79.0 - $83.5	$81.0 - $83.0
Tax Software Segment Operating Income	$80.0 - $82.0	$80.5 - $81.5
Unallocated Corporate-Level General and Administrative Expenses	$27.5 - $26.5	$26.0 - $25.5
GAAP:
Net Income (loss)	($8.5) - $1.0	($4.5) - ($0.0)
Net Income (loss) per diluted share	($0.17) - $0.02	($0.09) - ($0.00)
Non-GAAP:
Adjusted EBITDA (1)	$131.5 - $139.0	$135.5 - $139.0
Non-GAAP Net Income (loss) (1)	$76.0 - $84.5	$82.0 - $86.0
Non-GAAP Net Income (loss) per diluted share (1)	$1.52 - $1.70	$1.65 - $1.73
____________________________
(1)See reconciliations of all non-GAAP to GAAP measures presented in this release in the tables below.

Preliminary 2022 Tax Software Outlook

As we have continued to analyze the data from our new marketing efforts and from our new product and service offerings, we are confident in providing our preliminary outlook for 2022. At this time, we are providing our preliminary 2022 outlook for the Tax Software segment to provide revenue growth of between 14% and 18% from the mid-point of our full year 2021 guidance and segment operating income of between $98 and $106 million.

Conference Call and Webcast
A conference call and live webcast will be held today at 8:30 a.m. Eastern Time during which the Company will further discuss third quarter results, its outlook for full year 2021, and other business matters. We will also provide supplemental financial information to our results on the Investor Relations section of the Blucora corporate website at www.blucora.com prior to the call. The supplemental financial information has also been furnished with the SEC on Form 8-K. A replay of the call will be available on our website.

About Blucora®
Blucora, Inc. (NASDAQ: BCOR) is a provider of data and technology-driven solutions that empower people to improve their financial wellness. Blucora operates in two segments including (i) wealth management, through its Avantax Wealth Management and Avantax Planning Partners brands, with a collective $87 billion in total client assets as of September 30, 2021 and (ii) tax software, through its TaxAct business, a market leader in tax software with approximately 3 million consumer users and approximately 24,500 professional users in 2021. With integrated tax-focused software and wealth management, Blucora is uniquely positioned to assist our customers in achieving better long-term outcomes via holistic, tax-advantaged solutions. For more information on Blucora, visit www.blucora.com.

Source: Blucora

Blucora Investor Relations
Dee Littrell (972) 870-6463
IR@Blucora.com

This release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Forward-looking statements provide current expectations of future events based on certain assumptions and include any statement that does not directly relate to any historical or current fact. Forward-looking statements can also be identified by words such as “believes,” “estimates,” “should,” “could,” “would,” “plans,” “expects,” “intends,” “anticipates,” “may,” “forecasts,” “future,” “will,” “projects,” “predicts,” “potential,” “continues,” “target,” “outlook,” “guidance” and similar expressions and variations. Actual results may differ significantly from management’s expectations due to various risks and uncertainties including, but not limited to: our ability to effectively compete within our industries; our ability to attract and retain financial professionals, qualified employees, clients, and customers, as well as our ability to provide strong customer/client service; the impact of the COVID-19 pandemic on our results of operations and our business, including the impact of the resulting economic and market disruption, the extension of tax filing deadlines and other related government actions; our ability to retain employees and acquired client assets following acquisitions; our future capital requirements and the availability of financing, if necessary; our ability to meet our current and future debt service obligations, including our ability to maintain compliance with our debt covenants; any downgrade of the Company’s credit ratings; our ability to generate strong performance for our clients and the impact of the financial markets on our clients’ portfolios; the impact of new or changing legislation and regulations (or interpretations thereof) on our business, including our ability to successfully address and comply with such legislation and regulations (or interpretations thereof) and increased costs, reductions of revenue, and potential fines, penalties or disgorgement to which we may be subject as a result thereof; risks, burdens, and costs, including fines, penalties, or disgorgement, associated with our business being subjected to regulatory inquiries, investigations, or initiatives including those of the Financial Industry Regulatory Authority, Inc. and the Securities and Exchange Commission; risks associated with legal proceedings, including litigation and regulatory proceedings; our ability to close, finance, and realize all of the anticipated benefits of acquisitions, as well as our ability to integrate the operations of recently acquired businesses, and the potential impact of such acquisitions on our existing indebtedness and leverage; our ability to manage leadership and employee transitions, including costs and time burdens on management and our board of directors related thereto; the compromising of confidentiality, availability or integrity of information, including cyberattacks; political and economic conditions and events that directly or indirectly impact the wealth management and tax preparation software industries; our ability to respond to rapid technological changes, including our ability to successfully release new products and services or improve upon existing products and services; our expectations concerning the revenues we generate from fees associated with the financial products that we distribute; risks related to goodwill and other intangible asset impairment; our ability to develop, establish, and maintain strong brands; risks associated with the use and implementation of information technology and the effect of security breaches, computer viruses, and computer hacking attacks; our ability to comply with laws and regulations regarding privacy and protection of user data; our ability to maintain our relationships with third-party partners, providers, suppliers, vendors, distributors, contractors, financial institutions, industry associations, and licensing partners, and our expectations regarding and reliance on the products, tools, platforms, systems, and services provided by these third parties; our beliefs and expectations regarding the seasonality of our business; our assessments and estimates that determine our effective tax rate; and our ability to protect our intellectual property and the impact of any claim that we have infringed on the intellectual property rights of others. A more detailed description of these and certain other factors that could affect actual results is included in the Company’s filings with the Securities and Exchange Commission. Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date hereof. The Company undertakes no obligation to update any forward-looking statements to reflect events or circumstances after the date hereof, except as may be required by law.

Blucora, Inc.
Condensed Consolidated Statements of Operations
(Unaudited) (Amounts in thousands, except per share data)

	Three months ended September 30,		Nine months ended September 30,
	2021	2020	2021	2020
Revenue:
Wealth management services revenue	$169,135	$135,932	$486,021	$396,805
Tax software services revenue	5,039	39,421	220,848	202,990
Total revenue	174,174	175,353	706,869	599,795
Operating expenses:
Cost of revenue:
Wealth management services cost of revenue	120,641	96,122	343,174	282,332
Tax software services cost of revenue	2,323	2,692	12,330	9,759
Total cost of revenue	122,964	98,814	355,504	292,091
Engineering and technology	7,874	6,007	22,233	21,899
Sales and marketing	28,399	31,018	140,809	150,785
General and administrative	23,102	18,605	71,619	63,533
Acquisition and integration	2,241	10,276	28,513	18,782
Depreciation	2,867	1,874	8,371	5,345
Amortization of other acquired intangible assets	7,009	7,746	21,247	22,167
Impairment of goodwill	—	—	—	270,625
Total operating expenses	194,456	174,340	648,296	845,227
Operating income (loss)	(20,282)	1,013	58,573	(245,432)
Other loss, net (1)	(8,295)	(11,963)	(24,202)	(23,386)
Income (loss) before income taxes	(28,577)	(10,950)	34,371	(268,818)
Income tax benefit (expense)	774	(15,256)	(2,920)	(23,237)
Net income (loss)	$(27,803)	$(26,206)	$31,451	$(292,055)
Net income (loss) per share:
Basic	$(0.57)	$(0.55)	$0.65	$(6.09)
Diluted	$(0.57)	$(0.55)	$0.64	$(6.09)
Weighted average shares outstanding:
Basic	48,707	48,039	48,492	47,936
Diluted	48,707	48,039	49,373	47,936
_________________________
(1)Other loss, net consisted of the following (in thousands):

	Three months ended September 30,		Nine months ended September 30,
	2021	2020	2021	2020
Interest expense	$7,304	$7,254	$21,789	$17,410
Amortization of debt issuance costs	388	362	1,128	1,006
Accretion of debt discounts	290	276	851	414
Total interest expense	7,982	7,892	23,768	18,830
Interest income	—	(2)	(2)	(27)
Gain on the sale of a business	—	(349)	—	(349)
Non-capitalized debt issuance expenses	—	3,687	—	3,687
Other	313	735	436	1,245
Other loss, net	$8,295	$11,963	$24,202	$23,386

Blucora, Inc.
Condensed Consolidated Balance Sheets
(Amounts in thousands, except per share amounts)

	September 30, 2021 (unaudited)	December 31, 2020 (audited)
ASSETS
Current assets:
Cash and cash equivalents	$184,926	$150,125
Cash segregated under federal or other regulations	536	637
Accounts receivable, net of allowance	17,886	12,736
Commissions and advisory fees receivable	25,003	26,132
Other receivables	468	717
Prepaid expenses and other current assets, net	11,119	10,321
Total current assets	239,938	200,668
Long-term assets:
Property and equipment, net	68,950	58,500
Right-of-use assets, net	20,818	23,455
Goodwill	454,821	454,821
Other intangible assets, net	304,435	322,179
Other long-term assets	14,519	4,569
Total long-term assets	863,543	863,524
Total assets	$1,103,481	$1,064,192
LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$8,932	$9,290
Commissions and advisory fees payable	18,297	19,021
Accrued expenses and other current liabilities	75,375	56,419
Deferred revenue—current	5,469	12,298
Lease liabilities—current	4,429	2,304
Current portion of long-term debt	1,790	1,784
Total current liabilities	114,292	101,116
Long-term liabilities:
Long-term debt, net	552,987	552,553
Deferred tax liability, net	29,502	30,663
Deferred revenue—long-term	5,553	6,247
Lease liabilities—long-term	34,020	36,404
Other long-term liabilities	7,992	24,919
Total long-term liabilities	630,054	650,786
Total liabilities	744,346	751,902

Stockholders’ equity:
Common stock, par value $0.0001 per share—900,000 authorized shares; 50,025 shares issued and 48,719 shares outstanding at September 30, 2021; 49,483 shares issued and 48,177 shares outstanding at December 31, 2020	5	5
Additional paid-in capital	1,613,624	1,598,230
Accumulated deficit	(1,226,095)	(1,257,546)
Treasury stock, at cost—1,306 shares at September 30, 2021 and December 31, 2020	(28,399)	(28,399)
Total stockholders’ equity	359,135	312,290
Total liabilities and stockholders’ equity	$1,103,481	$1,064,192

Blucora, Inc.
Condensed Consolidated Statements of Cash Flows
(Unaudited) (Amounts in thousands)

	Nine months ended September 30,
	2021	2020
Operating activities:
Net income (loss)	$31,451	$(292,055)
Adjustments to reconcile net income (loss) to net cash from operating activities:
Stock-based compensation	15,499	7,220
Depreciation and amortization of acquired intangible assets	32,498	29,619
Impairment of goodwill	—	270,625
Reduction of right-of-use lease assets	2,694	8,335
Deferred income taxes	(1,161)	23,199
Amortization of debt issuance costs	1,128	1,006
Accretion of debt discounts	851	414
Gain on sale of a business	—	(349)
Change in fair value of acquisition-related contingent consideration	19,500	(1,000)
Accretion of lease liability	731	1,413
Other	1,371	984
Cash provided (used) by changes in operating assets and liabilities:
Accounts receivable	(5,008)	12,267
Commissions and advisory fees receivable	1,129	(1,480)
Other receivables	249	(2,909)
Prepaid expenses and other current assets	(798)	2,555
Other long-term assets	(10,898)	2,763
Accounts payable	(358)	(7,018)
Commissions and advisory fees payable	(500)	(3,012)
Lease liabilities	(1,047)	(3,568)
Deferred revenue	(7,523)	(8,582)
Accrued expenses and other current and long-term liabilities	(5,417)	(5,113)
Net cash provided by operating activities	74,391	35,314
Investing activities:
Purchases of property and equipment	(21,624)	(28,711)
Business acquisitions, net of cash acquired	—	(102,425)
Asset acquisitions, net of cash acquired	(3,823)	—
Proceeds from sale of a business	—	349
Net cash used by investing activities	(25,447)	(130,787)
Financing activities:
Proceeds from credit facilities, net of debt issuance costs and debt discounts	(502)	226,278
Payments on credit facilities	(1,359)	(66,078)
Proceeds from stock option exercises	535	25
Proceeds from issuance of stock through employee stock purchase plan	1,845	1,201
Tax payments from shares withheld for equity awards	(1,613)	(1,034)
Acquisition-related contingent consideration payments	(13,150)	—
Net cash provided (used) by financing activities	(14,244)	160,392
Net increase in cash, cash equivalents, and restricted cash	34,700	64,919
Cash, cash equivalents, and restricted cash, beginning of period	150,762	86,450
Cash, cash equivalents, and restricted cash, end of period	$185,462	$151,369

Blucora, Inc.
Segment Information
(Unaudited) (Amounts in thousands)

	Three months ended September 30,		Nine months ended September 30,
	2021	2020	2021	2020
Revenue:
Wealth Management (1)	$169,135	$135,932	$486,021	$396,805
Tax Software (1)	5,039	39,421	220,848	202,990
Total revenue	$174,174	$175,353	$706,869	$599,795
Operating income (loss):
Wealth Management	$19,564	$17,498	$60,356	$51,827
Tax Software	(13,864)	16,234	100,472	60,646
Corporate-level activity (2)	(25,982)	(32,719)	(102,255)	(357,905)
Total operating income (loss)	(20,282)	1,013	58,573	(245,432)
Other loss, net	(8,295)	(11,963)	(24,202)	(23,386)
Income (loss) before income taxes	(28,577)	(10,950)	34,371	(268,818)
Income tax benefit (expense)	774	(15,256)	(2,920)	(23,237)
Net income (loss)	$(27,803)	$(26,206)	$31,451	$(292,055)
_________________________
(1)Revenues by major category within each segment are presented below (in thousands):

	Three months ended September 30,		Nine months ended September 30,
	2021	2020	2021	2020
Wealth Management:
Advisory revenue	$103,540	$82,612	$291,167	$227,672
Commission revenue	52,961	44,921	157,197	135,337
Asset-based revenue	5,659	4,351	16,514	18,911
Transaction and fee revenue	6,975	4,048	21,143	14,885
Total Wealth Management revenue	$169,135	$135,932	$486,021	$396,805
Tax Software:
Consumer revenue	$4,479	$38,482	$203,891	$186,724
Professional revenue	560	939	16,957	16,266
Total Tax Software revenue	$5,039	$39,421	$220,848	$202,990

(2) Corporate-level activity included the following (in thousands):

	Three months ended September 30,		Nine months ended September 30,
	2021	2020	2021	2020
Unallocated corporate-level general and administrative expenses	$6,499	$6,745	$18,452	$19,571
Stock-based compensation	4,729	4,517	15,499	7,220
Acquisition and integration costs	2,241	10,276	28,513	18,782
Depreciation	3,906	2,620	11,251	7,452
Amortization of acquired intangible assets	7,009	7,746	21,247	22,167
Impairment of goodwill	—	—	—	270,625
Executive transition costs	—	405	—	10,225
Headquarters relocation costs	—	410	—	1,863
Contested proxy and other legal and consulting costs	1,598	—	7,293	—
Total corporate-level activity	$25,982	$32,719	$102,255	$357,905

Blucora, Inc.
Reconciliations of Non-GAAP Financial Measures to the Nearest Comparable GAAP Measures (1)
Adjusted EBITDA Reconciliation (1)
(Unaudited) (Amounts in thousands)

	Three months ended September 30,		Nine months ended September 30,
	2021	2020	2021	2020
Net income (loss) (2)	$(27,803)	$(26,206)	$31,451	$(292,055)
Stock-based compensation	4,729	4,517	15,499	7,220
Depreciation and amortization of acquired intangible assets	10,915	10,366	32,498	29,619
Other loss, net	8,295	11,963	24,202	23,386
Acquisition and integration—Excluding change in the fair value of acquisition-related contingent consideration	541	11,276	9,013	19,782
Acquisition and integration—Change in the fair value of acquisition-related contingent consideration	1,700	(1,000)	19,500	(1,000)
Impairment of goodwill	—	—	—	270,625
Executive transition costs	—	405	—	10,225
Headquarters relocation costs	—	410	—	1,863
Contested proxy and other legal and consulting costs	1,598	—	7,293	—
Income tax (benefit) expense	(774)	15,256	2,920	23,237
Adjusted EBITDA (1)	$(799)	$26,987	$142,376	$92,902

Non-GAAP Net Income (Loss) and Non-GAAP Net Income (Loss) Per Share Reconciliation (1)
(Unaudited) (Amounts in thousands, except per share amounts)

	Three months ended September 30,		Nine months ended September 30,
	2021	2020	2021	2020
Net income (loss) (2)	$(27,803)	$(26,206)	$31,451	$(292,055)
Stock-based compensation	4,729	4,517	15,499	7,220
Amortization of acquired intangible assets	7,009	7,746	21,247	22,167
Gain on the sale of a business	—	(349)	—	(349)
Acquisition and integration—Excluding change in the fair value of HKFS Contingent Consideration	541	11,276	9,013	19,782
Acquisition and integration—Change in the fair value of HKFS Contingent Consideration	1,700	(1,000)	19,500	(1,000)
Impairment of goodwill	—	—	—	270,625
Executive transition costs	—	405	—	10,225
Headquarters relocation costs	—	410	—	1,863
Contested proxy and other legal and consulting costs	1,598	—	7,293	—
Non-capitalized debt issuance expenses	—	3,687	—	3,687
Cash tax impact of adjustments to GAAP net income (loss)	(331)	(418)	(1,523)	(1,413)
Non-cash income tax (benefit) expense	(197)	14,987	(1,160)	22,327
Non-GAAP net income (loss)	$(12,754)	$15,055	$101,320	$63,079
Per diluted share:
Net income (loss) (2) (3)	$(0.57)	$(0.54)	$0.64	$(6.06)
Stock-based compensation	0.10	0.09	0.31	0.15
Amortization of acquired intangible assets	0.14	0.16	0.43	0.46
Gain on the sale of a business	—	(0.01)	—	(0.01)
Acquisition and integration—Excluding change in the fair value of HKFS Contingent Consideration	0.01	0.23	0.18	0.41
Acquisition and integration—Change in the fair value of HKFS Contingent Consideration	0.03	(0.02)	0.39	(0.02)
Impairment of goodwill	—	—	—	5.62
Executive transition costs	—	0.01	—	0.21
Headquarters relocation costs	—	0.01	—	0.04
Contested proxy and other legal and consulting costs	0.04	—	0.15	—
Non-capitalized debt issuance expenses	—	0.08	—	0.08
Cash tax impact of adjustments to GAAP net income (loss)	(0.01)	(0.01)	(0.03)	(0.03)
Non-cash income tax (benefit) expense	—	0.31	(0.02)	0.46
Non-GAAP net income (loss) per share - diluted	$(0.26)	$0.31	$2.05	$1.31
Weighted average shares outstanding - diluted	48,707	48,203	49,373	48,184

Adjusted EBITDA Reconciliation for Forward-Looking Guidance (1)
(Amounts in thousands)

	Ranges for the year ending
	December 31, 2021
	Low	High
Net income (loss)	$(4,500)	$—
Stock-based compensation	20,700	20,500
Depreciation and amortization of acquired intangible assets	44,200	44,100
Other loss, net	32,600	32,200
Acquisition, integration, and contested proxy and other legal and consulting costs (4)	40,500	40,300
Income tax (benefit) expense	2,000	1,900
Adjusted EBITDA	$135,500	$139,000

Non-GAAP Net Income and Non-GAAP Net Income Per Share Reconciliation
for Forward-Looking Guidance (1)
(Amounts in thousands, except per share amounts)

	Ranges for the year ending
	December 31, 2021
	Low	High
Net income (loss)	$(4,500)	$—
Stock-based compensation	20,700	20,500
Amortization of acquired intangible assets	28,300	28,300
Acquisition, integration, and contested proxy and other legal and consulting costs (4)	40,500	40,300
Cash tax impact of adjustments to net income (loss)	(2,000)	(2,000)
Non-cash income tax benefit	(1,000)	(1,100)
Non-GAAP net income (loss)	$82,000	$86,000
Per diluted share:
Net income (loss) (3)	$(0.09)	$—
Stock-based compensation	0.42	0.41
Amortization of acquired intangible assets	0.57	0.58
Acquisition, integration, and contested proxy and other legal and consulting costs (4)	0.81	0.81
Cash tax impact of adjustments to net income (loss)	(0.04)	(0.04)
Non-cash income tax benefit	(0.02)	(0.03)
Non-GAAP net income per share	$1.65	$1.73
Weighted average shares outstanding - diluted	49,670	49,570

Adjusted EBITDA Reconciliation for Prior Guidance (1)
(Amounts in thousands)

	Ranges for the year ending
	December 31, 2021
	Low	High
Net income (loss)	$(8,500)	$1,000
Stock-based compensation	21,700	21,300
Depreciation and amortization of acquired intangible assets	46,100	45,600
Other loss, net	32,600	31,900
Acquisition, integration, and contested proxy and other legal and consulting costs (4)	38,100	37,400
Income tax expense	1,500	1,800
Adjusted EBITDA	$131,500	$139,000

Non-GAAP Net Income and Non-GAAP Net Income Per Share Reconciliation for Prior Guidance (1)
(Amounts in thousands, except per share amounts)

	Ranges for the year ending
	December 31, 2021
	Low	High
Net income (loss)	$(8,500)	$1,000
Stock-based compensation	21,700	21,300
Amortization of acquired intangible assets	28,300	28,200
Acquisition, integration, and contested proxy and other legal and consulting costs (4)	38,100	37,400
Cash tax impact of adjustments to net income (loss)	(2,200)	(2,000)
Non-cash income tax benefit	(1,400)	(1,400)
Non-GAAP net income	$76,000	$84,500
Per diluted share:
Net income (loss) (3)	$(0.17)	$0.02
Stock-based compensation	0.43	0.43
Amortization of acquired intangible assets	0.57	0.57
Acquisition, integration, and contested proxy and other legal and consulting costs (4)	0.76	0.75
Cash tax impact of adjustments to net income (loss)	(0.04)	(0.04)
Non-cash income tax benefit	(0.03)	(0.03)
Non-GAAP net income per share	$1.52	$1.70
Weighted average shares outstanding - diluted	50,000	49,800

Notes to Reconciliations of Non-GAAP Financial Measures to the Nearest Comparable GAAP Measures
(1)We define Adjusted EBITDA as net income (loss), determined in accordance with GAAP, excluding the effects of stock-based compensation, depreciation and amortization of acquired intangible assets, other loss, net, acquisition and integration costs, impairment of goodwill, executive transition costs, headquarters relocation costs, contested proxy and other legal and consulting costs, and income tax expense. Other loss, net primarily consists of interest expense, net and non-capitalized debt issuance expenses. Acquisition and integration costs primarily relate to the HKFS Acquisition and 1st Global Acquisition. Impairment of goodwill relates to the impairment of our Wealth Management reporting unit goodwill in the first quarter of 2020. Executive transition costs relate to the departure of certain Company executives in the first quarter of 2020. Headquarters relocation costs relate to the process of moving from our Dallas and Irving offices to our new headquarters.
We believe that Adjusted EBITDA provides meaningful supplemental information regarding our performance. We use this non-GAAP financial measure for internal management and compensation purposes, when publicly providing guidance on possible future results, and as a means to evaluate period-to-period comparisons. We believe that Adjusted EBITDA is a common measure used by investors and analysts to evaluate our performance, that it provides a more complete understanding of the results of operations and trends affecting our business when viewed together with GAAP results, and that management and investors benefit from referring to this non-GAAP financial measure. Items excluded from Adjusted EBITDA are significant and necessary components to the operations of our business and, therefore, Adjusted EBITDA should be considered as a supplement to, and not as a substitute for or superior to, GAAP net income (loss). Other companies may calculate Adjusted EBITDA differently and, therefore, our Adjusted EBITDA may not be comparable to similarly titled measures of other companies.
We define non-GAAP net income (loss) as net income (loss), determined in accordance with GAAP, excluding the effects of stock-based compensation, amortization of acquired intangible assets, gain on the sale of a business, acquisition and integration costs, impairment of goodwill, executive transition costs, headquarters relocation costs, contested proxy and other legal and consulting costs, non-capitalized debt issuance expenses, the related cash tax impact of those adjustments, and non-cash income tax (benefit) expense. We exclude the non-cash portion of income tax expense because of our ability to offset a substantial portion of our cash tax liabilities by using deferred tax assets, which primarily consist of U.S. federal net operating losses. The majority of these net operating losses will be utilized or expire between 2021 and 2024. Gain on the sale of a business relates to the disposition of SimpleTax in 2019 and the subsequent working capital adjustment in the third quarter of 2020. Non-capitalized debt issuance expense relates to the expense recognized as a result of the Term Loan increase in the third quarter of 2020.
We believe that non-GAAP net income (loss) and non-GAAP net income (loss) per share provide meaningful supplemental information to management, investors, and analysts regarding our performance and the valuation of our business by excluding items in the statement of operations that we do not consider part of our ongoing operations or have not been, or are not expected to be, settled in cash. Additionally, we believe that non-GAAP net income (loss) and non-GAAP net income (loss) per share are common measures used by investors and analysts to evaluate our performance and the valuation of our business. Non-GAAP net income (loss) and non-GAAP net income (loss) per share should be evaluated in light of our financial results prepared in accordance with GAAP and should be considered as a supplement to, and not as a substitute for or superior to, GAAP net income (loss) and net income (loss) per share. Other companies may calculate non-GAAP net income (loss) and non-GAAP net income (loss) per share differently, and, therefore, our non-GAAP net income (loss) and non-GAAP net income (loss) per share may not be comparable to similarly titled measures of other companies.
(2)As presented in the condensed consolidated statements of operations (unaudited).
(3)Any difference in the “per diluted share” amounts between this table and the condensed consolidated statements of comprehensive income is due to using different weighted average shares outstanding in the event that there is GAAP net loss but non-GAAP net income and vice versa.
(4)The breakout of components cannot be determined on a forward-looking basis without unreasonable efforts.